BPW Acquisition Corp.

37,500,000 Units1

Common Stock

Warrants

Underwriting Agreement

New York, New York

, 2008

Citigroup Global Markets Inc.

As Representative of the Underwriters

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

BPW Acquisition Corp., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), 37,500,000 units (the “Units”) of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 5,625,000 additional Units to cover over-allotments, if any (the “Option Securities” and together with the Underwritten Securities being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than Citigroup Global Markets Inc., the term Representative as used herein shall mean Citigroup Global Markets Inc., as Underwriter, and the term Underwriters shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 20 hereof. The offer and sale of the Securities by the Underwriters is referred to herein as the “Offering”.

Each Security consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrants”). Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $7.50, subject to certain adjustments, during the period commencing on the later of the completion by the Company of its Initial Business Combination or one year from the date of the Prospectus as defined herein, provided in each case that a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is effective, and terminating on the six-year anniversary of the date of the Prospectus or earlier upon redemption or liquidation of the Trust Account. As used herein, the term “Initial Business Combination” shall mean any acquisition, or acquisition of control, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, of one or more businesses or assets as further described in the Prospectus.

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[1]	Plus an option to purchase from the Company, up to 5,625,000 additional Units to cover over-allotments.

The Company has entered into an Amended and Restated Initial Unit Subscription Agreement, dated as of February [    ], 2008 (the “Initial Unit Subscription Agreement”), with Perella Weinberg Partners Acquisition LP, a Delaware limited partnership (“PWP Acquisition”), and BNYH BPW Holdings LLC, a Delaware limited liability company (“BNYH BPW” and together with PWP Acquisition, the “Sponsors”), pursuant to which the Sponsors purchased an aggregate of 7,610,294 Units (the “Founders’ Units”), each consisting of one share of Common Stock (the “Founders’ Shares”) and one warrant to purchase one share of Common Stock at an exercise price of $10.00 per share, subject to certain adjustments (the “Founders’ Warrants” and collectively with the Founders’ Units and the Founders’ Shares, the “Founders’ Securities”), for an aggregate purchase price of $25,000.

The Company has entered into an Amended and Restated Sponsors’ Warrant Subscription Agreement, dated as of February [    ], 2008 (the “Sponsors’ Warrant Subscription Agreement”), with the Sponsors, pursuant to which the Sponsors have agreed to purchase an aggregate of 8,600,000 warrants, each entitling its holder to purchase one share of Common Stock at an exercise price of $7.00 per share, subject to certain adjustments (the “Sponsors’ Warrants”), for an aggregate purchase price of $8,600,000 simultaneously with the consummation of the Offering.

Pursuant to an Amended and Restated Securities Assignment Agreement, dated as of [•], 2008 and an Amended and Restated Securities Purchase Agreement, dated as of [•], 2008 (together, the “Securities Assignment Agreements”), by and among the Sponsors and Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf (collectively, the “Independent Directors” and together with the Sponsors, the “Founders”), the Sponsors transferred at cost an aggregate of 279,750 Founders’ Units to the Independent Directors and agreed to transfer at cost an aggregate of 149,571 Sponsors’ Warrants to the Independent Directors immediately following the consummation of the Offering and subject to the conditions set forth in the Securities Assignment Agreements.

The Company has entered into Limit Order Agreements, each dated as of January 14, 2008, filed as exhibits to the Registration Statement, with Citigroup Global Markets Inc. (in such capacity, “Citi”) and the Sponsors (the “Limit Order Agreements”) in accordance with the guidelines of Rule 10b5-1 under the Exchange Act, pursuant to which the Sponsors have agreed to place limit orders for up to $25,000,000 shares of Common Stock (the “Limit Order Shares”) in aggregate amount, commencing on the later of (a) the day after the Company files a preliminary proxy statement relating to an Initial Business Combination and (b) 60 days after termination of the “restricted period” under Regulation M of the Exchange Act and ending on the Business Day immediately preceding the record date for the meeting of stockholders at which such Initial Business Combination is to be approved, or earlier in certain circumstances (the “Buyback Period”).

The Company has entered into Trust Account Agreement, dated as of [•], 2008, with Mellon Bank, N.A., as account agent (in such capacity, the “Account Agent”), in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Sponsors’ Warrants and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Securities.

The Company has entered into a Warrant Agreement, dated as of [•], 2008, with respect to the Warrants, the Founders’ Warrants and the Sponsors’ Warrants with Mellon Investor Services LLC, as warrant agent (in such capacity, the “Warrant Agent”), in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which the Warrant Agent will serve as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants, the Founders’ Warrants and the Sponsors’ Warrants.

The Company has entered into a Registration Rights Agreement, dated as of [•], 2008, with the Founders, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founders’ Securities, the Sponsor Warrants, the shares of Common Stock underlying the Founders’ Warrants and the Sponsors’ Warrants and the Limit Order Shares.

The Company has caused to be duly executed and delivered Letter Agreements by (a) each of the Sponsors, Perella Weinberg Partners Group LP, a Delaware limited partnership (“PWP”), and Brooklyn NY Holdings LLC, a Delaware limited liability company (“BNYH”) and (b) each of the Company’s officers and directors, each in substantially the forms filed as exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of such Persons have agreed to certain matters described as being agreed to by them in the Registration Statement, Statutory Prospectus and the Prospectus.

The Company has entered into a Services Agreement, dated as of [•], 2008 (the “Services Agreement”), with PWP, pursuant to which the Company will pay to PWP an aggregate monthly fee of $10,000 for office space and certain office and administrative services, from the Closing Date until the earlier of the consummation of an Initial Business Combination or the Liquidation.

The Company has caused to be duly executed and delivered a Right of First Review Agreement by each of (a) PWP, an affiliate of PWP Acquisition, and (b) BNYH, an affiliate of BNYH BPW, in substantially the form filed as an exhibit to the Registration Statement (the “Right of First Review Agreements”), pursuant to which each Sponsor has granted the Company a right of first review with respect to certain business combination opportunities of such Sponsor on the terms of and subject to the conditions set forth in its Right of First Review Agreement.

The Company has caused to be duly executed and delivered a Contribution and Indemnity Agreement, dated as of [•], 2008 (the “Contribution and Indemnity Agreement”), by each of the Sponsors, BNYH and PWP, pursuant to which (a) each of BNYH and PWP has agreed to contribute to the capital of BNYH BPW and PWP Acquisition, respectively, sufficient funds for them to meet their respective obligations under the Limit Order Agreements and (b) each of the Sponsors, BNYH and PWP agrees to be jointly and severally liable to ensure that the proceeds of the Trust Account are not reduced by certain claims as described in the Contribution and Indemnity Agreement.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Effectiveness of Registration Statement; Etc. The Company has prepared and filed with the Commission a registration statement (File Number 333-147439) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Statutory Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

The Statutory Prospectus and the Prospectus will, for purposes of distribution to Canadian Persons, have a Canadian “wrap around” (the “Canadian Offering Memorandum”). Insofar as they relate to offers or sales of the Securities in Canada, all references herein to a Preliminary Prospectus, the Statutory Prospectus and the Prospectus shall include the Canadian Offering Memorandum.

(b) Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) Execution Time. At the Execution Time, the Statutory Prospectus did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [•]) providing for the registration under the Exchange Act of the Securities, which registration is currently effective on the date hereof.

(e) Listing on the American Stock Exchange. The Securities have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

(f) No Stop Orders, Etc. Neither the Commission nor any state regulatory authority has (i) issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof or (ii) instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(g) Free Writing Prospectus. The Company has not prepared or used an Issuer Free Writing Prospectus or a “free writing prospectus” as defined in Rule 405.

(h) Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Statutory Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(i) Certain Disclosures. The franchises, contracts, agreements or other documents or instruments described in the Registration Statement, the Statutory Prospectus and the Prospectus conform in all material respects to the description thereof contained therein. There is no franchise, contract, agreement or other document or instrument of a character required by the Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Proposed Business”, “Principal Stockholders”, “Certain Relationships and Related Transactions”, “Description of Securities”

and “Material U.S. Federal Tax Consideration” insofar as such statements summarize legal matters, franchises, contracts, agreements, documents, instruments or proceedings discussed therein, are accurate and fair summaries of such legal matters, franchises, contracts, agreements, documents, instruments or proceedings. There is no business relationship or related party transaction required by the Act to be described in the Registration Statement, the Statutory Prospectus or Prospectus that is not described as required.

(j) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Statutory Prospectus or Prospectus.

(k) Outstanding Securities. The holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founders’ Securities and the Sponsors’ Warrants were at all relevant times, based in part on the representations and warranties of the purchasers of such securities, exempt from registration under the Act and applicable U.S. state securities and blue sky laws. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the certificate of incorporation or by-laws of the Company; and, except for the Founders’ Warrants and the Sponsors’ Warrants, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l) Securities Sold Pursuant to this Agreement.

(1) The Securities have been duly authorized and, when executed by the Company and countersigned, issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(2) The shares of Common Stock included in the Securities have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(3) The Warrants included in the Securities have been duly authorized and, when executed by the Company and countersigned, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4) The shares of Common Stock issuable upon exercise of the Warrants included in the Securities have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(5) The certificates for the Common Stock are in valid and proper form.

(m) Registration Rights of Third Parties. Except as set forth in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(n) Certain Prior Securities Transactions.

(1) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, no securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any Person or Persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof.

(2) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(o) Securities Issued and Sold to the Sponsors.

(1) The Founders’ Units have been duly authorized, executed, countersigned and validly issued and delivered and are fully paid and non-assessable.

(2) The Founders’ Shares included in the Founders’ Units have been duly authorized, validly issued and delivered and are fully paid and non-assessable.

(3) The Founders’ Warrants have been duly authorized, executed, countersigned, validly issued and delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4) The shares of Common Stock issuable upon exercise of the Founders’ Warrants included in the Founders’ Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Founders’ Warrants, the Initial Unit Subscription Agreement and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

(5) The Sponsors’ Warrants have been duly authorized, and when executed by the Company and countersigned, issued and delivered upon the consummation of the Offering in the manner set forth in the Sponsors’ Warrant Subscription Agreement against payment therefor, will be validly issued and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(6) The shares of Common Stock issuable upon exercise of the Sponsors’ Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Sponsors’ Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(7) Each of the Founders has (A) waived its right to participate in any liquidation distribution with respect to the Founders’ Shares in the event that an Initial Business Combination is not consummated and the Trust Account is liquidated in accordance with the terms of the Trust Agreement, (B) agreed to vote the Founders’ Shares (y) in accordance with the majority of IPO Shares voted by Public Stockholders in connection with the vote required to approve the Initial Business Combination and (z) for a proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence in connection with the Initial Business Combination, and (C) agreed to the transfer restrictions set forth in such Founder’s Insider Letter with respect to the Founders’ Securities, the Sponsors’ Warrants and the shares of Common Stock underlying the Founders’ Warrants and the Sponsors Warrants.

(p) Due Authorization; Validity and Binding Effect of Agreements.

(1) This Agreement has been duly authorized, executed and delivered by the Company.

(2) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(3) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(4) The Initial Unit Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, each Sponsor, and is a valid and binding agreement of the Company and, to the knowledge of the Company, each Sponsor, enforceable against the Company and, to the knowledge of the Company, each Sponsor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(5) The Sponsors’ Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, each Sponsor, and is a valid and binding agreement of the Company and, to the knowledge of the Company, each Sponsor, enforceable against the Company and, to the knowledge of the Company, each Sponsor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(6) The Limit Order Agreements have been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, each Sponsor, and are valid and binding agreements of the Company and, to the knowledge of the Company, each Sponsor, enforceable against the Company and, to the knowledge of the Company, each Sponsor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(7) The Services Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, PWP and is a valid and binding agreement of the Company and, to the knowledge of the Company, PWP, enforceable against the Company and, to the knowledge of the Company, PWP in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(8) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, to the knowledge of the Company, each Founder and is a valid and binding agreement of the Company and, to the knowledge of the Company, each Founder, enforceable against the Company and, to the knowledge of the Company, each Founder, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(9) To the knowledge of the Company, each of the Securities Assignment Agreements has been duly authorized, executed and delivered by each Founder, respectively, and, to the knowledge of the Company, is a valid and binding agreement of each Founder, enforceable against each Founder, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(10) To the knowledge of the Company, each of the Insider Letters has been duly authorized, executed and delivered by BNYH, PWP, each Sponsor, officer and director of the Company, respectively, and, to the knowledge of the Company, is a valid and binding agreement of BNYH, PWP, each Sponsor, officer and director of the Company, respectively, enforceable against BNYH, PWP, each Sponsor, officer and director of the Company, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(11) To the knowledge of the Company, each of the Right of First Review Agreements has been duly authorized, executed and delivered by each of BNYH and PWP, respectively and, to the knowledge of the Company, each is a valid and binding agreement of each of BNYH and PWP enforceable against each of BNYH and PWP in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(12) To the knowledge of the Company, the Contribution and Indemnity Agreement has been duly authorized, executed and delivered by each of the Sponsors, BNYH and PWP, respectively and, to the knowledge of the Company, each is a valid and binding agreement of each of the Sponsors, BNYH and PWP enforceable against each of the Sponsors, BNYH and PWP in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(r) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order or decree of any court, regulatory, administrative or governmental body or arbitrator is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Initial Unit Subscription Agreement, the Sponsors’ Warrant Subscription Agreement, the Securities Assignment Agreements, the Limit Order Agreements, the Services Agreement, the Registration Rights Agreement, the Right of First Review Agreements, or the Insider Letters, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(s) Non-Contravention. The Company is not in violation of or default under (i) any provision of its amended and restated certificate of incorporation or by-laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory, administrative or governmental body or arbitrator.

(t) No Conflicts, Breaches or Violations. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Initial Unit Subscription Agreement, the Sponsors’ Warrant Subscription Agreement, the Securities Assignment Agreements, the Limit Order Agreements, the Services Agreement, the Registration Rights Agreement, the Right of First Review Agreements or the Insider Letters will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) any provision of the amended and restated certificate of incorporation or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree of any court, regulatory, administrative or governmental body or arbitrator.

(u) Financial Statements. The financial statements, including the notes and supporting schedules thereto, of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Registration Statement, the Statutory Prospectus and the Prospectus fairly present, on the basis stated in the Registration Statement, the Statutory Prospectus and the Prospectus, the information included therein. There are no pro forma or as adjusted financial statements required to be included in the Registration Statement, the Statutory Prospectus and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(v) Off Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other Persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(w) Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived.

(x) No Litigation, Suit or Proceeding. No action, suit or proceeding by or before any court, regulatory, administrative or governmental body or arbitrator involving the Company, the Sponsors or, to the knowledge of the Company, any Independent Director, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(y) Independent Registered Public Accounting Firm. Rothstein, Kass & Company, P.C. (“Rothstein”), which certified certain financial statements of the Company and delivered their report with respect to the audited financial statements of the Company, including the notes and supporting schedules thereto, included in the Registration Statement, the Statutory Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Public Accounting Oversight Board (the “PCAOB”). Rothstein has not, during the periods covered by the financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any “non-audit services” (as such term is used in Section 10A(g) of the Exchange Act).

(z) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) that are effective as of the date hereof.

(aa) Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(bb) Tax Returns. The Company has not been required to date to file any foreign, federal, state or local tax returns and no tax or other assessment, fine or penalty has been or is due and payable by the Company.

(cc) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business.

(dd) Sarbanes-Oxley Act. To the extent that the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply therewith (as and when applicable). Immediately following the Effective Date, the Company will be in compliance with the provisions of the Sarbanes-Oxley Act then applicable to the Company.

(ee) AMEX Company Guide. To the extent that the provisions of Part 8 of the American Stock Exchange’s AMEX Company Guide (the “AMEX Company Guide”) have been applicable to the Company and the Company’s directors and officers, in their capacities as such, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply therewith (as and when applicable). Immediately following the Effective Date, the Company and the Company’s directors and officers, in their capacities as such, will be in compliance with the provisions of Part 8 of the AMEX Company Guide all other provisions of the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide then applicable to them.

(ff) Foreign Corrupt Practices Act. None of the Company, any Sponsor, or to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, and to the knowledge of the Company, the Sponsors and the Company’s affiliates have conducted their businesses in compliance with the FCPA and will, as and when applicable, institute and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any regulatory body, administrative agency, governmental body, or other authority having jurisdiction over the Company (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) Office of Foreign Assets Control. None of the Company, any Sponsor or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any sanctions administered by OFAC.

(ii) Bank Secrecy; Money Laundering; Patriot Act. None of the Company, any Sponsor or, to the knowledge of the Company, any officer or director of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws, or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(jj) Questionnaires. To the knowledge of the Company, all information contained in the questionnaires completed by each of the Founders and each of the Company’s officers, directors and greater than five percent (5%) stockholders (the “Questionnaires”) and provided to the Underwriters as an exhibit to his, her or its Insider Letter is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires to become inaccurate and incorrect.

(kk) Initial Business Combination. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, none of the Company, any Founder, or any officer or director of the Company or any of the Company’s or their respective affiliates had prior to the date hereof, or will have had as of the Closing Date: (a) any specific Initial Business Combination under consideration or contemplation or (b) any substantive discussions, formal or otherwise, with any target business relating to a possible Initial Business Combination.

(ll) FINRA Matters.

(1) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or any Founder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or any Founder that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(2) Except as disclosed in the Questionnaires, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person (as defined by NASD rules), as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member (as defined by NASD rules); or (iii) to any person that has any direct or indirect affiliation (as defined by NASD rules) or association (as defined by NASD rules) with any FINRA member, within the 12 months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(3) To the knowledge of the Company, except as disclosed in the Questionnaires, no officer or director of the Company or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such person, a “Company Affiliate”) is a member of, or a person associated or affiliated with a member of, FINRA.

(4) To the knowledge of the Company, except as disclosed in the Questionnaires, no Company Affiliate is an owner of stock or other securities of any member of FINRA (other than securities purchased on the open market).

(5) To the knowledge of the Company, except as disclosed in the Questionnaires, no Company Affiliate has made a subordinated loan to any member of FINRA.

(6) No proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Statutory Prospectus and the Prospectus) will be paid to any FINRA member, or any persons associated or affiliated with a member of FINRA.

(7) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(8) To the knowledge of the Company, except as disclosed in the Questionnaires, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of FINRA.

(9) To the knowledge of the Company, no FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a FINRA member that is participating in the Offering.

(mm) No Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(nn) Non-Competition and Non-Solicitation Agreements. To the knowledge of the Company, neither any Founder nor any officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any Person that could materially affect his, her or its ability to be and act in the capacity of a stockholder, officer or director of the Company, as applicable.

(oo) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(pp) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus and the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(qq) Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date and filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.74 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 5,625,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities (the “Over-Allotment Option”). The Over-Allotment Option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. The Over-Allotment Option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the Over-Allotment Option and the Settlement Date. Each Underwriter shall purchase the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price of $10.00 per Unit represented by the purchase price set forth in Section 2(a) hereof, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.44 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder, less the Units (for both Underwritten Securities and Option Securities) as to which the underlying shares of Common Stock have been duly converted to cash by Public Stockholders in connection with an approved Extended Period and/or an approved and completed Initial Business Combination (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account as described in the Registration Statement, the Statutory Prospectus and the Prospectus if and when the Company consummates an Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement as described in the Registration Statement, the Statutory Prospectus and the Prospectus and the funds held under the Trust Agreement are distributed to the holders of the shares of Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”) in accordance with the terms of the Trust Agreement as described in the Registration Statement, the Statutory Prospectus and the Prospectus, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Account Agent shall be authorized to distribute the Deferred Discount in accordance with the terms of the Trust Agreement as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

3. Delivery and Payment.

(a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the Over-Allotment Option shall have been exercised on or before the third (3rd) Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on  [•] , 2008, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Payment for the Underwritten Securities shall be made as follows: (i) $[•] of the proceeds received by the Company for the Underwritten Securities together with $[•] of Deferred Discount shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and (ii) $[•] of the proceeds received by the Company for the Underwritten Securities shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Underwritten Securities (or through the facilities of DTC) for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Underwritten Securities for delivery at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representative for all the Underwritten Securities.

(c) Payment for the Option Securities shall be made as follows: $[•] of the proceeds received by the Company for the Option Securities together with $[•] of Deferred Discount shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Securities (or through the facilities of DTC) for the account of the

Underwriters. The Option Securities will be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Option Securities for delivery at least one (1) Business Day prior to the Closing Date.

(d) If the Over-Allotment Option is exercised after the third (3rd) Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representative on the date specified by the Representative (which shall be within three (3) Business Days after exercise of the Over-Allotment Option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof upon order of the Company by wire transfer payable in same-day funds to the Trust Account specified in this Section 3. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Filing of Prospectus; Notice to Representative; Stop Orders. Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Statutory Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as it may reasonably request.

(c) Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or the circumstances at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as it may reasonably request.

(d) Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Use of Free Writing Prospectus. The Company will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(f) Delivery of Registration Statement, Preliminary Prospectus and Prospectus. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Lock-Up. The Company will not, without the prior written consent of the Representative, (i) offer, sell, contract to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any Person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Units, Common Stock or Warrants, Common Stock issuable upon exercise of the Warrants or any securities convertible into or exercisable or exchangeable for Common Stock or Warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any such transaction in (i) or (ii), during the period commencing on the date hereof and ending 180 days after the date of this Agreement, provided, however, that the Company may (A) issue and sell the Underwritten Securities to the Underwriters in accordance with this Agreement, (B) issue and sell the Sponsors’ Warrants in accordance with the Sponsors’ Warrant Subscription Agreement, (C) issue and sell the Option Securities upon exercise of the Over-Allotment Option in accordance with this Agreement, and (D) register with the Commission pursuant to and in accordance with the Registration Rights Agreement, the resale of the Founders’ Securities, the Sponsors’ Warrants, the shares of Common Stock underlying the Founders’ Warrants and the Sponsors’ Warrants and the Limit Order Shares.

(i) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the American Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several U.S. states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company and its officers in connection with presentations to prospective purchasers of the Securities (including the full cost of chartering aircrafts for the purpose of meeting with prospective purchasers of the Securities); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) Maintenance of Registration. For a period of at least five (5) years from the Effective Date, or until its earlier Liquidation, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock or Warrants under the Exchange Act (except in connection with a going private transaction after the consummation of an Initial Business Combination) without the prior written consent of the Representative.

(l) Current Report on Form 8-K. The Company has retained its registered independent public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering and the sale of the Sponsors’ Warrants. Promptly following the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission containing the Company’s Audited Balance Sheet ( the “Closing Form 8-K”). If the Over-Allotment Option is exercised in full or in part following the filing of the Closing Form 8-K, promptly following the relevant Settlement Date, the Company shall file an additional Current Report on Form 8-K, or an amended Closing Form 8-K, containing updated financial information as of such Settlement Date reflecting the receipt by the Company of the proceeds from the sale of the Option Securities. The Company will also include in such Form 8-K or amended Closing Form 8-K, or in a subsequent Current Report on Form 8-K, information indicating whether the Underwriters have allowed separate trading of the Common Stock and the Warrants prior to the 35th day after the date of the Prospectus and will issue a press release announcing when such separate trading will begin.

(m) Review of Quarterly Financial Statements. For a period of at least five (5) years from the Effective Date or earlier Liquidation, the Company, at its expense, shall cause its registered independent public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(n) Financial Statements and Other Reports. For a period of five (5) years from the Effective Date or earlier Liquidation, the Company will furnish to the Representative such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representative may from time to time reasonably request. Any financial statements and reports filed with the Commission on its EDGAR website will be considered furnished for the purposes of this Section 3(n).

(o) Affiliate Transactions.

(1) In no event will the fees payable under the Services Agreement be more than $10,000 per month in the aggregate.

(2) Except as set forth in this subsection and subject to Section 5(v) hereof, the Company shall not pay the Sponsors, the Founders or any of the Company’s officers, directors or special advisors or any of their affiliates any fees, reimbursements or other compensation of any kind for services rendered to the Company prior to, or in connection with, the consummation of an Initial Business Combination; provided however, that the Company may (i) reimburse the Sponsors, the Founders, and any of the Company’s officers, directors, special advisors and their affiliates for out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating an Initial Business Combination, (ii) pay to PWP the fees payable under the Services Agreement when due subject to subsection (1) above, and (iii) repay the Sponsors for the loans to the Company of $250,000 in aggregate principal amount. There is no limit on the amount of out-of-pocket expenses that can be incurred; provided however, that to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account and up to $4,000,000 (subject to proportional increase if the Underwriters exercise their Over-Allotment Option in full or in part) of interest income earned on the amount held in the Trust Account that may be released from the Trust Account to the Company for working capital purposes as described in the Registration Statement, the Statutory Prospectus and the Prospectus, such out-of-pocket expenses shall not be reimbursed by the Company unless the Company consummates an Initial Business Combination.

(3) The Company will not enter into an Initial Business Combination with any Target Business affiliated with any of the Company’s Founders, officers or directors, including any Person (A) that is either a portfolio company of, or has otherwise received a material investment from any private equity fund or investment company (or an affiliate thereof) that is affiliated with any such Founder, officer or director, (B) in which any such Founder, officer or director (or affiliate thereof) is a passive investor as of the date of the Prospectus, (C) in which any such Founder, officer or director (or any affiliate thereof) is an officer or director as of the date of the Prospectus, or (D) in which any such Founder, officer or director (or any affiliate thereof) is invested through an investment vehicle controlled by such Founder, officer or director as of the date of the Prospectus, unless with respect to (A)-(D) above the Company has obtained an opinion from an independent investment banking firm that the business combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

(p) Net Proceeds. The Company will apply the net proceeds received by it from the Offering and the sale of the Founders’ Securities and the Sponsors’ Warrants in a manner consistent with the applications described under the caption “Use of Proceeds” in the Registration Statement, the Statutory Prospectus and the Prospectus.

(q) Notice to FINRA.

(1) For a period of 90 days following the Effective Date, in the event any FINRA member and/or any person associated or affiliated with a FINRA member has provided or will provide any investment banking, financial advisory and/or consulting services to the Company, the Company shall provide FINRA with complete details of all such services and copies of all agreements governing such services.

(2) The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

(3) If the Company proposes to merge with or acquire a registered broker-dealer in connection with its Initial Business Combination, it shall obtain a fairness opinion with respect thereto from an independent investment bank that meets the requirements of a “qualified independent underwriter” under NASD rule 2720. The Company shall file with FINRA the same proxy materials it files with the SEC in connection with any proposed merger with or acquisition of a registered broker-dealer.

(r) Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, that only invest in such “government securities” having a maturity of 180 days or less, as set forth in the Trust Agreement and disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(s) Operating and Other Expenses. During the period prior to the Company’s Initial Business Combination, the Company may instruct the Account Agent to release to the Company from the Trust Account in accordance with the Trust Agreement (i) the interest income earned on the amounts held in the Trust Account to pay any tax obligations, and (ii) up to an aggregate of $4,000,0002 of interest income earned on the amounts held in the Trust Account for working capital purposes as described in the “Use of Proceeds” section of the Registration Statement, the Statutory Prospectus and the Prospectus. Any interest income earned on the amounts held in the Trust Account not so released to the Company, as applicable, will remain in the Trust Account until the earlier of the consummation of the Company’s Initial Business Combination or the Liquidation.

(t) Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants included in the Securities sold in the Offering, the Founders’ Warrants and the Sponsors’ Warrants outstanding from time to time.

(u) Issuance of Securities. Prior to the consummation of an Initial Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock that participate in any manner in the Trust Account or vote as a class with the Common Stock on an Initial Business Combination.

(v) Audit Committee Review of Expenses. Prior to the consummation of an Initial Business Combination or the Liquidation, the Company shall cause the Audit Committee of its Board of Directors (the “Board”) to review and approve all expense reimbursements above $10,000 made to the Sponsors, the Founders, the Company’s officers, directors and their affiliates and any expense reimbursements payable to members of the Audit Committee of the Company’s Board will be reviewed and approved by the Company’s Board, with any interested directors abstaining from such review and approval.

(w) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of an Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(x) Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Disclosure Controls and Procedures. As soon as it is legally required to do so, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13A-15(e) under the Exchange Act.

______________
[2]	Amount subject to adjustment in the event the Underwriters exercise their Over-Allotment Option in full or in part.

(z) American Stock Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the American Stock Exchange or, following the Initial Business Combination, any other national securities exchange.

(aa) Sarbanes-Oxley Act. As soon as it is legally required to do so, the Company and any of its directors and officers, in their capacities as such, shall take all actions necessary to comply (as and when applicable) with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(bb) AMEX Company Guide. As soon as it is legally required to do so, the Company and any of its directors and officers, in their capacities as such, shall take all actions necessary to comply (as and when applicable) with the requirements of the AMEX Company Guide that are applicable to it.

(cc) No Violation of Certificate of Incorporation or By-Laws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or its by-laws. Prior to the consummation of an Initial Business Combination or the Liquidation, the Company will not amend its amended and restated certificate of incorporation or its by-laws without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

(dd) Initial Business Combination.

(1) Trust Account Waiver; Indemnification. The Company hereby agrees that prior to commencing its due diligence investigation of any business that the Company seeks to acquire for its Initial Business Combination (“Target Business”) or obtaining the products or services of any other third party (including any lender, vendor or service provider) it will seek to cause such a Target Business or other third party to execute a waiver letter in the form attached hereto as Exhibit A. The Sponsors, BNYH and PWP have agreed that they will be jointly and severally liable to the Company to ensure that proceeds in the Trust Account are not reduced by the claims by any Target Business, vendors for services rendered or products sold to the Company, or third parties, including lenders, with whom the Company entered into contractual relationship following the consummation of the Offering, but only if such Target Business, vendor or third party has not executed an agreement waiving claims against the Trust Account (whether or not such agreement is enforceable) (the “Indemnity”); provided, however, that such Indemnity shall not apply as to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Act.

(2) Initial Business Combination; Distribution Procedure. Prior to the consummation of the Initial Business Combination, the Company will submit such transaction to the Company’s stockholders for their approval (“Initial Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law, and at such time submit a proposal to amend the Company’s amended and restated certificate of incorporation to provide for the Company’s perpetual existence. In the event that the Company does not effect an Initial Business Combination within 24 months from the date of the Prospectus (or up to 30 months from the date of the Prospectus (such period of up to six (6) months, the “Extended Period”) if (i) the Company has entered into a definitive agreement with respect to an Initial Business Combination within such 24-month period and the Board determines that the Company will not be able to consummate such Initial Business Combination within such 24-month period; (ii) the stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to provide for the Extended Period (the “Extension Amendment”) and (iii) Public Stockholders holding less than 35% of the IPO Shares (as defined below) both vote against the Extension Amendment and elect to exercise their conversion rights with respect to such IPO Shares), the Company will notify the Delaware Secretary of State in writing that its corporate existence is ceasing as of [•], 20[__] and include with such notice payment of any franchise taxes then due to or assessable by the State of Delaware and the Company will liquidate at such date and distribute to the holders of the outstanding shares of Common Stock issued as part of the Units in this Offering, including any Limit Order Shares (the “IPO Shares”), an aggregate sum equal to the Company’s “Liquidation Value.” The Company’s “Liquidation Value” shall mean the greater of (i) the Company’s book value, as determined by the Company and approved by Rothstein or the independent registered public accounting firm then engaged by the Company or (ii) the amounts held in the Trust Account (including (A) the proceeds held in the Trust Account from the Offering and the sale of the Sponsors’ Warrants, (B) the amounts held in the Trust Account representing the Deferred Discount and (C) any interest income earned on the amounts held in the Trust Account, net of taxes previously paid and payable thereon, that are not released to the Company to cover its working capital expenses in accordance with Section 5(o), less any claims payable or reserved for payment to third parties not covered by the Indemnity. Only holders of the IPO Shares shall be entitled to receive liquidating distributions in the event that the Company fails to consummate an Initial Business Combination within the required time and the Company shall pay no liquidating distributions with respect to any other shares of Common Stock of the Company in connection therewith.

The Company shall cause the Founders to vote (A) the Founders’ Shares (i) in the same manner as a majority of the votes cast by the Public Stockholders in connection with the Initial Business Combination Vote or the stockholder vote to approve the Extension Amendment (the “Extension Vote”), as the case may be, and (ii) in favor of a proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence in connection with the Initial Business Combination Vote and (B) all shares of Common Stock acquired by them in or after the Offering in favor of the Initial Business Combination, the Extension Amendment and the proposal to amend the Company’s amended and restated certificate of incorporation to provide for its perpetual existence in connection with the Initial Business Combination Vote.

At the time the Company seeks approval of the Initial Business Combination or the Extension Amendment, as the case may be, the Company will offer to each holder of IPO Shares the right to convert such IPO Shares at a per share conversion price (the “Conversion Price”), calculated two (2) Business Days prior to the consummation of the Initial Business Combination or the approval of the Extension Amendment, as the case may be, equal to (A) the amount in the Trust Account, inclusive of (x) the proceeds from the Offering and the sale of the Sponsors’ Warrants held in the Trust Account, (y) the amount held in the Trust Account representing the Deferred Discount and (z) any interest income earned on the amount held in the Trust Account, net of taxes previously paid thereon, that are not released to the Company to cover its working capital expenses in accordance with Section 5(o) hereof, divided by (B) the total number of IPO Shares (less, in the case of a conversion in connection with the Initial Business Combination Vote, the number of IPO Shares converted in connection with the Extension Vote); provided however, that a Public Stockholder together with any affiliate or any other Person with whom such stockholder is acting in concert or as a partnership, syndicate or other group for the purposes of acquiring, holding or disposing of the Company’s capital stock, will be restricted from seeking conversion rights with respect to more than 10% of the IPO Shares. IPO Shares converted in connection with the Extension Vote and the Initial Business Combination Vote will be aggregated for purposes of the 10% limit.

If (i) a majority of the outstanding shares of Common Stock are voted to approve the Extension Amendment and (ii) Public Stockholders holding less than 35% of the shares of the IPO Shares both vote against the Extension Amendment and elect to exercise their conversion rights with respect to such IPO Shares, the Company will proceed with such Extension Amendment. If (i) a majority of the IPO Shares voted by the Public Stockholders are voted to approve the Initial Business Combination, (ii) a majority of the outstanding shares of Common Stock are voted to approve an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence in connection with an Initial Business Combination Vote, and (iii) the Public Stockholders holding less than 35% of the IPO Shares, on a cumulative basis, including shares as to which conversion rights were exercised in connection with the Extension Vote, if any, both vote against the Initial Business Combination and elect to exercise their conversion rights with respect to such IPO Shares, the Company will proceed with such Initial Business Combination. If the Company proceeds with such Extension Amendment or Initial Business Combination, as the case may be, it will convert the IPO Shares, based upon the Conversion Price, from only those Public Stockholders who both affirmatively elected to exercise their conversion rights with respect to such IPO Shares and voted against the Extension Amendment or Initial Business Combination, as the case may be. Only Public Stockholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an Extension Amendment or Initial Business Combination, as the case may be, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. If Public Stockholders holding 35% or more of the IPO Shares, on a cumulative basis, both vote against the Extension Amendment and/or the Initial Business Combination, as the case may be, and elect to exercise their conversion rights with respect to such IPO Shares, the Company will not proceed with such Extension Amendment or Initial Business Combination, as the case may be, and will not convert such shares.

(3) Value of Target Business. The Company agrees that the Target Business or Target Businesses that it acquires in an Initial Business Combination must have a collective fair market value equal to at least 80% of the amount held in the Trust Account (excluding the Deferred Discount) at the time of the signing of a definitive agreement in connection with the Company’s Initial Business Combination. In the event that the Company structures its Initial Business Combination to acquire less than 100% of the equity interests of a Target Business, the Company will not acquire less than a controlling interest in such Target Business (meaning not less than 50.1% of the voting securities of such Target Business). If the Company acquires less than 100% of a Target Business in the Initial Business Combination, the aggregate fair market value of the portion of the Target Business acquired by the Company must equal at least 80% of the amount held in the Trust Account (excluding the Deferred Discount) at the time of the signing of a definitive agreement in connection with the Company’s Initial Business Combination. The fair market value of a Target Business or portion thereof shall be determined by the Board based upon one or more standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value. If the Board is not able to determine independently that the Target Business has a sufficient fair market value to meet the threshold criteria, it will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA with respect to the satisfaction of such the criteria. Except as otherwise provided herein, the Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business if the Company’s Board independently determines that the Target Business has sufficient fair market value to meet the threshold criteria.

(4) Initial Business Combination Announcement. Within five (5) Business Days following the consummation by the Company of an Initial Business Combination, the Company shall cause an announcement (“Initial Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third national publication to be selected by the Representative announcing the consummation of the Initial Business Combination and indicating that the Underwriters were the underwriters in the Offering. The Company shall supply the Representative with a draft of the Initial Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon. The Company will not place the Initial Business Combination Announcement without the final approval of the Representative, which approval will not be unreasonably withheld.

(ee) Deferred Discount. Upon the consummation of the Initial Business Combination, the Company will pay or cause to be paid to the Representative, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds of the Offering held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the required time period set forth in the Trust Agreement as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Deferred Discount will not be paid to the Representative, on behalf of the Underwriters, and will instead be included in the Liquidation. In connection with any such Liquidation, the Underwriters shall forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

(ff) Amendment to Agreements. The Company hereby agrees that it will not make any amendments to (i) the Trust Agreement or to Exhibit A to the Trust Agreement in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein and therein or (ii) the Warrant Agreement without the written consent of the Representative.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed with the Commission in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Opinions of Counsel for the Company and Counsel for the Sponsors. The Company shall have requested and caused (i) Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in the form attached as Exhibit B hereto, (ii) [•], counsel for PWP, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative, and (iii) [•], counsel for BNYH, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, in form and substance acceptable to the Representative..

(c) Opinion of Counsel for the Underwriters. The Representative shall have received from Bingham McCutchen LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(1) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) Secretary’s Certificate. The Company shall have furnished to the Representative a certificate of the Company, signed by the Secretary of the Company, dated the Closing Date, certifying (i) that the amended and restated certificate of incorporation and the by-laws of the Company attached to the certificate are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering attached to the certificate are true and complete, have not been modified and are in full force and effect, (iii) that copies of all correspondence of the Company or its counsel with the American Stock Exchange attached to the certificate are true and complete, (iv) that copies of all correspondence of the Company or its counsel with the Commission attached to the certificate are true and complete, and (v) as to the incumbency of the officers of the Company.

(f) Compliance with Certain Obligations. The Sponsors, officers and directors of the Company shall have complied with all the agreements and satisfied all the conditions on their respective part to be performed or satisfied by them at or prior to the Closing Date in connection with the transactions contemplated hereby set forth herein or as otherwise described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(g) Comfort Letters. The Company shall have requested and caused Rothstein to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the PCAOB, and that they have not, during the periods covered by the financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided to the Company any “non-audit services” as such term is used in Section 10(A) of the Exchange Act, and stating in effect that:

(1) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2) on the basis of a reading of the latest unaudited financial statements made available by the Company; their review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the [•]-month period ended [•] and as at [•][, as indicated in their report dated [•]]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the written consents and minutes of the meetings of the stockholders and the Board (and its committees); and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to [•], nothing came to their attention which caused them to believe that with respect to the unaudited financial statements included in the included in the Registration Statement, the Statutory Prospectus and the Prospectus: (A) such unaudited financial statements do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form S-1; (B) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, the Statutory Prospectus and the Prospectus (except for the absence of notes to the financial statements);

(3) with respect to the period subsequent to [•], there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders’ equity of the Company net loss or loss before income taxes or in total or per share amounts of net loss to the Company as compared with the amounts shown on the [•] balance sheet included in the Registration Statement, the Statutory Prospectus and the Prospectus, or for the period from [•] to such specified date there were any changes or decreases, as compared with [•] in [•], except in all instances for changes or decreases (a) that the Registration Statement, the Statutory Prospectus and the Prospectus disclose have occurred or may occur and (b) set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative.

(4) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

(5) statements as to such other matters incident to the transactions contemplated hereby as the Representative may reasonably request.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(h) Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i) Further Information. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k) American Stock Exchange Listing. The Securities shall be duly listed, subject to notice of issuance, on the American Stock Exchange, satisfactory evidence of which shall have been provided to the Representative.

(l) Delivery of Agreements. On or prior to the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Warrant Agreement, the Initial Unit Subscription Agreement, the Sponsors’ Warrant Subscription Agreement, the Securities Assignment Agreements, the Limit Order Agreements, the Services Agreement, the Registration Rights Agreement, the Insider Letters, the Contribution and Indemnity Agreement and the Right of First Review Agreements.

(m) Lock-Up Agreements. At or prior to the Execution Time, the Company shall have furnished to the Representative a lock-up agreement, dated the Execution Time and addressed to the Representative, in the form attached as Exhibit C hereto from each Founder, officer and director of the Company.

(n) No Brokers. The Company shall have requested and caused each of the Founders, officers and directors of the Company to have executed and furnished to the Representative on the Closing Date, a certificate, dated the Closing Date and addressed to the Representative, to the effect that, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by such Founder, officer or director with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by the such Founder, officer or director that may affect the Underwriters’ compensation, as determined by FINRA.

(o) Trust Account. On the Closing Date, the Company shall have furnished to the Representative one or more certificates signed by an authorized officer of the Account Agent to the effect that (i) $373,000,000 of the net proceeds of the Offering (or $427,787,500 if the Underwriters exercise their Over-Allotment Option in full), (ii) $16,500,000 of Deferred Discount (or $18,975,000 if the Underwriters exercise their Over-Allotment Option in full), and (iii) $8,600,000 of the proceeds from the issuance and sale of an aggregate of 8,600,000 Sponsors’ Warrants simultaneously with the completion of the Offering shall have been deposited in the Trust Account.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Bingham McCutchen LLP, counsel for the Underwriters, at 399 Park Avenue, New York, New York, 10022, unless otherwise indicated herein, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company, or any Founder, officer or director of the Company to perform any agreement herein or comply with any provision hereof on their respective part to be performed or complied with other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each Person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, and (ii) under the heading “Underwriting,” (x) the list of Underwriters and their respective participation in the sale of the Securities, (y) the sentences related to concessions and reallowances and (z) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason,

the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each Person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting

Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Common Stock or Warrants shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ Stock Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on any of such exchanges or trading markets, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling Persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to BPW Acquisition Corp., 750 Washington Boulevard, Stanford, Connecticut, 06901, Attention: Chief Executive Officer (fax no.: [•]) and confirmed to Akin Gump Strauss Hauer & Feld LLP, Attention: Mark Zvonkovic.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling Persons referred to in Section 8 hereof, and no other Person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Canadian Person” shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders if the Company fails to consummate an Initial Business Combination.

“Person” shall mean any individual, corporation, limited liability company, partnership, limited partnership, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other business entity.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (a) the Preliminary Prospectus dated [•], 2008, relating to the Securities, and (b) the “Time of Delivery Information”, if any, set forth on Schedule II hereto.

21. Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,
BPW ACQUISITION CORP.
By:
Name: Title:

The foregoing Agreement is hereby

confirmed and accepted as of the date

first written.

CITIGROUP GLOBAL MARKETS INC.
By:
Name: Title:

For itself and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
UBS Securities LLC
Piper Jaffray & Co.
Sandler O’Neill & Partners, L.P.
I-Bankers Securities, Inc.
Total	37,500,000

[SCHEDULE II

TIME OF DELIVERY INFORMATION]

EXHIBIT A

FORM OF TRUST CLAIM WAIVER LETTER

EXHIBIT B

FORM OF OPINION